FOURTH QUARTER AND FISCAL YEAR 2020 EARNINGS

2 F O U R T H Q U A R T E R & F Y 2020 E A R N IN G S Cautionary Statement REGARDING FORWARD-LOOKING STATEMENTS Certain statements are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that does not directly relate to any historical or current fact and include, but are not limited to (1) guidance and expectations, including statements regarding expected operating margins, comparable sales, effective tax rates, interest income, net income, diluted earnings per share, cash tax refunds, liquidity, EBITDA, and capital expenditures, (2) statements regarding expected store openings, store closures, store conversions, and gross square footage, and (3) statements regarding the Company's strategy, plans, and initiatives, including, but not limited to, results expected from such strategy, plans, and initiatives. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict, and significant contingencies, many of which are beyond the Company's control. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are (1) changes in consumer spending and general economic conditions; (2) the COVID-19 impact and its continued impact on our business operations, store traffic, employee availability, financial condition, liquidity and cash flow; (3) our ability to operate our business efficiently, manage capital expenditures and costs, and obtain financing when required; (4) our ability to identify and respond to new and changing fashion trends, customer preferences, and other related factors; (5) fluctuations in our sales, results of operations, and cash levels on a seasonal basis and due to a variety of other factors, including our product offerings relative to customer demand, the mix of merchandise we sell, promotions, and inventory levels; (6) customer traffic at malls, shopping centers, and at our stores; (7) competition from other retailers; (8) our dependence on a strong brand image; (9) our ability to adapt to changing consumer behavior and develop and maintain a relevant and reliable omni-channel experience for our customers; (10) the failure or breach of information systems upon which we rely; (11) our ability to protect customer data from fraud and theft; (12) our dependence upon third parties to manufacture all of our merchandise; (13) changes in the cost of raw materials, labor, and freight; (14) supply chain or other business disruption, including as a result of the coronavirus; (15) our dependence upon key executive management; (16) our ability to execute our growth strategy, EXPRESSway Forward, including engaging our customers and acquiring new ones, executing with precision to accelerate sales and profitability, creating great product and reinvigorating our brand; (17) our substantial lease obligations; (18) our reliance on third parties to provide us with certain key services for our business; (19) impairment charges on long-lived assets; (20) claims made against us resulting in litigation or changes in laws and regulations applicable to our business; (21) our inability to protect our trademarks or other intellectual property rights which may preclude the use of our trademarks or other intellectual property around the world; (22) restrictions imposed on us under the terms of our asset-based loan facility, including restrictions on the ability to effect share repurchases; (23) changes in tax requirements, results of tax audits, and other factors that may cause fluctuations in our effective tax rate; (24) changes in tariff rates; and (25) natural disasters, extreme weather, public health issues, including pandemics, fire, acts of terrorism or war and other events that cause business interruption. Additional information concerning these and other factors can be found in Express, Inc.'s filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.

ABOUT EXPRESS

Express is a **modern, versatile, dual gender apparel and accessories brand** that helps people get dressed for every day and any occasion.

Launched in 1980 with the idea that **style, quality and value should all be found in one place**, Express has always been a brand of the now, offering some of the most important and enduring fashion trends.

Express aims to **Create Confidence & Inspire Self-Expression** through a design & merchandising view that brings forward **The Best of Now for Real Life Versatility**.

Express operates over **500 retail and factory outlet stores** in the United States and Puerto Rico, as well as an online store. Express, Inc. is traded on the NYSE under the symbol **EXPR.**

Sales Profile[1,2]


60%
Women
40%
Men

[1] For the fiscal year ended January 30, 2021
[2] Excludes "other revenue" of $43 million

FOURTH QUARTER & FY 2020 EARNINGS
EXPRESS
3

Business Model

EXPRESS[1,2]



74%

of $1.2 billion[3] net sales

Express.com & Express mobile app	360 brick and mortar stores[3,4]	Stores are effective marketing and customer acquisition vehicles

EXPRESS FACTORY OUTLET[2]



26%

of $1.2 billion[3] net sales

210 company-operated factory outlet stores in the U.S. and Puerto Rico[3]	Compelling value proposition	Extends brand reach to new customers and markets

[1] Express sales includes retail store and eCommerce sales
[2] Excludes “other revenue” of $43 million
[3] For the fiscal year ended January 30, 2021
[4] Store count includes one Express Edit Concept store

FOURTH QUARTER & FY 2020 EARNINGS
EXPRESS
4

RESULTS FOURTH QUARTER AND FISCAL YEAR 2020

Our results continue to be materially impacted by the pandemic, however we have successfully advanced the EXPRESSway Forward strategy and have taken decisive actions to effectively manage our liquidity throughout 2020, and we are well positioned to succeed in 2021 and beyond.

- New fashion deliveries continue to outpace balance of assortment
- The majority of the assortment fully represents the new Express Edit viewpoint as of Q4
- Relaunched our Express Insider loyalty program, which added 8% more new members in Q4 than last year, who on average spend 2X more annually and have a retention rate of 7X vs. non-members
- eCommerce traffic, transactions and conversion were all positive in the fourth quarter
- Announced $1 billion sales goal for eCommerce channel by 2024
- Increased conversion in Q4 across all channels over the prior year
- Secured additional $140 million in financing to provide flexibility in managing liquidity
- Expect positive EBITDA for the back half of 2021 and positive operating cash flow for the full year 2021
- Well positioned to capture market share in men's and women's dressier product when occasions and celebrations come back in 2021

FOURTH QUARTER & FY 2020 EARNINGS
EXPRESS
6

7 F O U R T H Q U A R T E R & F Y 2020 E A R N IN G S Q4 2020 Financial Performance 1 Adjusted Diluted EPS is a non-GAAP financial measure. Refer to pages 15-17 for information about non-GAAP financial measures and reconciliations of GAAP to non-GAAP financial measures. (29)% Net Sales Decrease $(0.82) Diluted EPS $(0.66) Adjusted Diluted EPS 1 Net Sales (In Millions) $607 $430 Q4 2019 Q4 2020 Diluted EPS $(2.21) $(0.82) Q4 2019 Q4 2020 Adjusted Diluted EPS $0.21 $(0.66) Q4 2019 Q4 2020

8 F O U R T H Q U A R T E R & F Y 2020 E A R N IN G S Fiscal Year 2020 Financial Performance 1 Adjusted Diluted EPS is a non-GAAP financial measure. Refer to pages 15-17 for information about non-GAAP financial measures and reconciliations of GAAP to non-GAAP financial measures. (40)% Net Sales Decrease $(6.27) Diluted EPS $(4.86) Adjusted Diluted EPS 1 Net Sales (In Millions) $2,019 $1,208 FY 2019 FY 2020 Diluted EPS $(2.49) $(6.27) FY 2019 FY 2020 Adjusted Diluted EPS $(0.08) $(4.86) FY 2019 FY 2020

9 F O U R T H Q U A R T E R & F Y 2020 E A R N IN G S Balance Sheet and Cash Flow 1 The increase was primarily driven by continued pressure on sales from the pandemic and higher than planned inventory in core, seasonless product. In addition, we made the decision in late 2019 to liquidate underperforming product, which significantly decreased year-end 2019 inventory balance. Year- end 2020 inventory is down slightly when compared to year-end 2018 inventory balance. $56 million $264 million $17 million Cash and cash equivalents totaled $56 million versus $207 million at the end of the fourth quarter of 2019. Cash balance reflects $196 million in net borrowings from credit facilities. Inventory was $264 million at the end of the fourth quarter, up 20% compared to $220 million at the end of the prior year’s fourth quarter.1 Capital expenditures totaled $17 million for the fifty-two weeks ended January 30, 2021, compared to $37 million for the fifty-two weeks ended February 1, 2020. Cash (In Millions) $207 $56 FY 2019 FY 2020 Inventory (In Millions) $220 $264 FY 2019 FY 2020 Capital Expenditures (In Millions) $37 $17 FY 2019 FY 2020

FINANCIAL OUTLOOK FULL YEAR 2021

11 F O U R T H Q U A R T E R & F Y 2020 E A R N IN G S Due to the uncertainty of the current environment, the Company will only provide a high level outlook for 2021. For the full year of 2021, the Company expects the following: • Sequential comparable sales improvement throughout the year • Significant gross margin improvement for the year • Buying & Occupancy expense dollars to decrease double digits as a percent to 2019 • SG&A expense dollars to decrease high single digits as a percent to 2019 • Positive operating cash flow for the year • Positive EBITDA for the second half of the year • Capital expenditures of approximately $35 million Assumptions in the Company outlook are dependent upon the duration and intensity of the COVID-19 pandemic. Full Year 2021 Outlook

12 F O U R T H Q U A R T E R & F Y 2020 E A R N IN G S New Store Concepts

13 F O U R T H Q U A R T E R & F Y 2020 E A R N IN G S Projected 2021 Real Estate Activity First Quarter 2021 - Projected May 1, 2021 - Projected Company-Operated Stores Opened Closed Store Count Gross Square Footage Retail Stores — (5) 354 Outlet Stores — (4) 206 Express Edit Concept Stores1 1 — 2 UpWest Stores 1 — 1 TOTAL 2 (9) 563 4.8 million Full Year 2021 - Projected January 29, 2022 - Projected Company-Operated Stores Opened Closed Store Count Gross Square Footage Retail Stores — (20) 339 Outlet Stores 1 (5) 206 Express Edit Concept Stores1 9 — 10 UpWest Stores 4 — 4 TOTAL 14 (25) 559 4.7 million 1. The initial lease terms for Express Edit Concept stores are typically less than 12 months.

NON-GAAP RECONCILIATIONS FOURTH QUARTER AND FISCAL YEAR 2020

15 F O U R T H Q U A R T E R & F Y 2020 E A R N IN G S CAUTIONARY STATEMENT REGARDING NON-GAAP FINANCIAL MEASURES This presentation contains references to Adjusted Diluted Earnings per Share (EPS) and Earnings before interest, taxes, and depreciation and amortization (EBITDA) which are non-GAAP financial measures. These measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles (GAAP) included in Express, Inc.’s filings with the Securities and Exchange Commission and may differ from similarly titled measures used by others. Please refer to slide 16-17 in this presentation for additional information and reconciliation of Adjusted Diluted EPS to the most directly comparable financial measures calculated in accordance with GAAP and slide 18 for additional information and reconciliation of EBITDA to the most directly comparable financial measures calculated in accordance with GAAP. Management believes that Adjusted Diluted EPS provides useful information because it excludes items that may not be indicative of or are unrelated to our underlying business results, and may provide a better baseline for analyzing trends in our underlying business. In addition, Adjusted Diluted EPS and EBITDA are used as a performance measures in our long-term executive compensation program for purposes of determining the number of equity awards that are ultimately earned. EBITDA is also a metric used in our short-term cash incentive compensation plan. These non-GAAP financial measures reflect an additional way of viewing the Company's operations that, when viewed with the GAAP results and the following reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of our business. Management strongly encourages investors and stockholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Q4 & FY 2020 Adjusted Diluted EPS

(in thousands, except per share amounts)	Operating Loss	Income Tax Impact	Net Loss	Diluted Earnings per Share	Weighted Average Diluted Shares Outstanding
	Thirteen Weeks Ended January 30, 2021				
Reported GAAP Measure	$ (62,726)		$ (53,280)	$ (0.82)	64,953
Impairment of property, equipment and lease assets	4,527	(1,210) [a]	3,317	0.05	
Valuation allowance on deferred taxes [b]	—	12,378	12,378	0.19	
Tax impact of the CARES Act [c]	—	(5,507)	(5,507)	(0.08)	
Adjusted Non-GAAP Measure	$ (58,199)		$ (43,092)	$ (0.66)	

a. Items tax affected at the applicable deferred or statutory rate.
b. Valuation allowance provided against previously recognized deferred tax assets and 2020 losses, less net operating losses utilized under the CARES Act.
c. Income tax benefit primarily due to a net operating loss carryback under the CARES Act to years with a higher federal statutory tax rate than is currently enacted.

(in thousands, except per share amounts)	Operating Loss	Income Tax Impact	Net Loss	Diluted Earnings per Share	Weighted Average Diluted Shares Outstanding
	Fifty-Two Weeks Ended January 30, 2021				
Reported GAAP Measure	$ (455,215)		$ (405,449)	$ (6.27)	64,624
Impairment of property, equipment and lease assets	34,380	(9,111) [a]	25,269	0.39	
Equity method investment impairment [b]	—	(642)	2,091	0.03	
Valuation allowance on deferred taxes [c]	—	105,695	105,695	1.64	
Tax impact of the CARES Act [d]	—	(42,060)	(42,060)	(0.65)	
Tax impact of executive departures [e]	—	111	111	—	
Adjusted Non-GAAP Measure	$ (420,835)		$ (314,343)	$ (4.86)	

a. Items tax affected at the applicable deferred or statutory rate.
b. Impairment before tax was $2.7 million and was recorded in other expense, net.
c. Valuation allowance provided against previously recognized deferred tax assets and 2020 losses, less net operating losses utilized under the CARES Act.
d. Income tax benefit primarily due to a net operating loss carryback under the CARES Act to years with a higher federal statutory tax rate than is currently enacted.
e. Represents the tax impact related to the expiration of former executive non-qualified stock options.

FOURTH QUARTER & FY 2020 EARNINGS
EXPRESS
16

Q4 & FY 2019 Adjusted Diluted EPS

(in thousands, except per share amounts)	Thirteen Weeks Ended February 1, 2020 Operating (Loss)/ Income		Income Tax Impact		Net (Loss)/ Income		Diluted Earnings per Share	Weighted Average Diluted Shares Outstanding	
Reported GAAP Measure	$	(189,876)		$	(141,616)	$	(2.21)	63,994	
Impairment of intangible assets		197,618	(49,727) (a)		147,891		2.26		
Impairment of property, equipment and lease assets		2,148	(559) (a)		1,589		0.02		
Impact of restructuring		7,337	(1,834) (a)		5,503		0.08		
Tax impact of other executive departures		—	413		413		0.01		
Adjusted Non-GAAP Measure	$	17,227		$	13,780	$	0.21	65,544	(b)

a. Items tax affected at the applicable deferred or statutory rate.
b. Weighted average diluted shares outstanding for purpose of calculating adjusted diluted earnings per share includes the dilutive effect of share-based awards as determined under the treasury stock method.

(in thousands, except per share amounts)	Fifty-Two Weeks Ended February 1, 2020 Operating Loss		Income Tax Impact		Net Loss		Diluted Earnings per Share	Weighted Average Diluted Shares Outstanding
Reported GAAP Measure	$	(217,865)		$	(164,358)	$	(2.49)	66,133
Impairment of intangible assets		197,618	(49,727) (a)		147,891		2.24	
Impairment of property, equipment and lease assets		4,430	(1,152) (a)		3,278		0.05	
Impact of restructuring		7,337	(1,834) (a)		5,503		0.08	
Impact of CEO departure		—	822 (b)		822		0.01	
Impact of other executive departures		1,716	12 (c)		1,728		0.03	
Adjusted Non-GAAP Measure	$	(6,764)		$	(5,136)	$	(0.08)	

a. Items tax affected at the applicable deferred or statutory rate.
b. Represents the tax impact of the expiration of the former CEO's non-qualified stock options.
c. Represents the tax impact of executive departure costs offset by the tax impact related to the expiration of the executive non-qualified stock

FOURTH QUARTER & FY 2020 EARNINGS
EXPRESS
17

18 F O U R T H Q U A R T E R & F Y 2020 E A R N IN G S Q4 & FY 2020 EBITDA Thirteen Weeks Ended Fifty-Two Weeks Ended January 30, 2021 February 1, 2020 January 30, 2021 February 1, 2020 Net Loss $ (53,280) $ (141,616) $ (405,449) $ (164,358) Interest Expense/(Income), Net 1,386 (796) 3,401 (2,981) Income Tax Benefit (10,832) (47,464) (55,900) (50,526) Depreciation and amortization 17,740 21,201 73,259 85,099 EBITDA $ (44,986) $ (168,675) $ (384,689) $ (132,766)

Dan Aldridge VP, Investor Relations (614) 474-4890 INVESTOR CONTACT